Exhibit 99.1

Digital Impact Reports Fiscal Q2 Results

    SAN MATEO, Calif.--(BUSINESS WIRE)--Oct. 21, 2004--Digital Impact, Inc. (Nasdaq:DIGI), a leading provider of integrated digital marketing solutions for Global 2000 enterprises, today announced financial results for its fiscal second quarter ended September 30, 2004.
    Digital Impact reported fiscal second quarter revenues of $10.2 million compared to $10.9 million in the same quarter last year. The net loss for the quarter was $2.0 million, or $0.06 per share, compared to net income of $108,000, or $0.00 per share, for the same quarter last year. This quarter's net loss includes non-cash amortization charges for stock-based compensation and intangible assets totaling $563,000, which reduced earnings by approximately $0.02 per share. There was $70,000 of amortization of stock-based compensation and intangibles in the same quarter last year.
    Earnings before other income and expense, taxes, depreciation, amortization and stock-based compensation (EBITDA) for the period ended September 30, 2004 were negative $352,000. The difference between EBITDA and the Company's $2.0 million of net loss is primarily due to depreciation of hardware and amortization of software assets, stock-based compensation and intangibles. A reconciliation of the GAAP net loss to pro forma net loss and EBITDA is attached to this release.
    The Company ended the quarter with $25.1 million in cash, cash equivalents, short-term investments and restricted cash, a $1.9 million decrease from the prior quarter, primarily due to cash used in completing the acquisition of Marketleap, which closed July 13, 2004. For the quarter ended September 30, 2004 the Company generated positive cash flows from operating activities of $377,000.
    "Although our fiscal second quarter revenue came in within the forecasted range, we are disappointed that overall revenue growth was slower than we anticipated. This was caused by a combination of internal and external factors including a pullback in marketing budgets by some of our technology clients and the slower than anticipated adoption of email as a result of spam," said William Park, Chairman and Chief Executive Officer of Digital Impact.

    Outlook

    For the fiscal third quarter, revenues are projected to be $10.2 million to $10.7 million. The GAAP net loss for the quarter is expected to be $0.04 to $0.06 per share including estimated non-cash charges of $330,000, or approximately $0.01 cent per share, primarily related to the acquisition of Marketleap. Exclusive of these charges for the amortization of stock-based compensation of $290,000 and the amortization of intangibles of $40,000, the Company expects a pro forma net loss per share to be in the range of $0.03 to $0.05 for the quarter.
    For the full-year, revenues are projected to be $41.1 million to $42.1 million. The GAAP net loss for the full year is expected to be $0.16 to $0.20 per share, including estimated non-cash charges of $1.1 million or $0.03 cents per share, resulting from the acquisition of Marketleap. Exclusive of these charges for the amortization of stock-based compensation of $990,000 and the amortization of intangibles of $120,000, the Company expects a pro forma net loss per share in the range of $0.13 to $0.17 for the full fiscal year.

    Fiscal Second Quarter 2004 Conference Call

    Digital Impact's conference call will be held at 12:30 p.m. PT today. Those wishing to participate should call 973-935-2402 (domestic) or access the call at www.digitalimpact.com at approximately 12:20 p.m. PT. A replay of the call will be available until October 28, 2004, by dialing 877-519-4471 (international callers can access the replay by dialing 973-341-3080 and entering the reservation # 5275012.) A live and archived webcast of this event will be available at www.digitalimpact.com and on www.fulldisclosure.com.

    Non-GAAP Measures

    To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of pro forma net loss, pro forma net loss per share and EBITDA, which are adjusted from results based on GAAP to exclude certain expenses, recoveries and losses.
    These non-GAAP measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, recoveries and losses that may not be indicative of our core operating results. These measures should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with generally accepted accounting principles. Consistent with our historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

    About Digital Impact

    Digital Impact is a leading provider of integrated digital marketing solutions for Global 2000 enterprises including Marriott, The Gap, and Hewlett-Packard. Digital Impact combines agency services with world-class campaign execution on a proprietary technology platform to deliver superior marketing results for clients. The Company's proprietary IMPACT(TM) platform combines campaign management with advanced analytics to assist account and client teams in designing, sending and analyzing direct marketing communications. The company creates and executes campaigns across multiple media channels: including personalized email, targeted websites, banner and other web advertisements, search engines, and direct mail (print). Digital Impact is a member of the TRUSTe Privacy Program and the NAI's Email Service Provider Coalition and works only with companies that adhere to appropriate consumer privacy guidelines. Digital Impact was founded in 1997 and has offices in Silicon Valley, New York and London. The Company is publicly traded on the Nasdaq Stock Market under the ticker symbol DIGI.

    Safe Harbor Statement

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," "projects" and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected revenue, expected net loss per share and other measurements. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Risks that could cause actual results to differ materially from those anticipated in the forward-looking statement include, without limitation, the risks of losing clients, failing to acquire new clients or the reduction of campaign volume from existing clients. Other information about factors that could cause actual results to differ materially from those predicted in Digital Impact's forward-looking statements is set out in its annual report on Form 10-K and quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, Digital Impact undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

    -- Digital Impact is a registered trademark of Digital Impact, Inc. All other brands or trademarks are the property of their respective owners.




                         DIGITAL IMPACT, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands, except per share amounts) (unaudited)


                                 Three Months Ended  Six Months Ended
                                     September 30,     September 30,
                                 ------------------  -----------------
                                    2004     2003      2004     2003
                                 --------- --------  -------- --------

Revenues                          $10,235  $10,924   $20,646  $21,852
Cost of revenues                    5,706    4,792    10,841    9,741
                                 --------- --------  -------- --------
Gross profit                        4,529    6,132     9,805   12,111

Operating expenses:
  Research and development            845    1,290     1,829    2,744
  Sales and marketing               3,827    2,914     7,211    5,965
  General and administrative        1,888    1,754     3,708    3,467
                                 --------- --------  -------- --------
    Total operating expenses        6,560    5,958    12,748   12,176
                                 --------- --------  -------- --------

Income (loss) from operations      (2,031)     174    (2,943)     (65)

Other income (expense)                 16      (66)       44     (120)
                                 --------- --------  -------- --------

Net income (loss)                 $(2,015)    $108   $(2,899)   $(185)
                                 ========= ========  ======== ========

Basic net income (loss) per share  $(0.06)   $0.00    $(0.08)  $(0.01)
                                 ========= ========  ======== ========

Weighted average shares used in
 basic net income (loss) per share 34,650   32,780    34,460   32,240
                                 ========= ========  ======== ========

Diluted net income (loss) per
 share                             $(0.06)   $0.00    $(0.08)  $(0.01)
                                 ========= ========  ======== ========

Weighted average shares used in
 diluted net income (loss)
 per share                         34,650   35,662    34,460   32,240
                                 ========= ========  ======== ========

Pro forma net income (loss) (A)   $(1,452)    $178   $(2,308)     $71
                                 ========= ========  ======== ========

Basic pro forma net income (loss)
 per share                         $(0.04)   $0.01    $(0.07)   $0.00
                                 ========= ========  ======== ========

Diluted pro forma net income
 (loss) per share                  $(0.04)   $0.00    $(0.07)   $0.00
                                 ========= ========  ======== ========

(A) Excludes charges for stock-based compensation and amortization of purchased intangibles.



                         DIGITAL IMPACT, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands) (unaudited)


                                           Sept. 30, March 31,
                                              2004     2004    Change
                                           --------- -------- --------

ASSETS:
Current assets:

  Cash and cash equivalents                 $23,813  $25,550  $(1,737)
  Short-term investments                        108      608     (500)
  Accounts receivable, net                    8,190    8,172       18
  Prepaid expenses and other current assets   1,120    1,385     (265)
                                           --------- -------- --------
Total current assets                         33,231   35,715   (2,484)
                                           --------- -------- --------

Net property and equipment                    5,024    6,100   (1,076)

Restricted cash                               1,164    1,164        -
Intangible assets                             4,373    2,002    2,371
Other assets                                    361      380      (19)
                                           --------- -------- --------
Total assets                                $44,153  $45,361  $(1,208)
                                           ========= ======== ========


                                           Sept. 30, March 31,
                                              2004     2004    Change
                                           --------- -------- --------

LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities:

  Accounts payable                             $996   $1,100    $(104)
  Deferred revenues                           1,383    2,087     (704)
  Accrued liabilities                         3,634    2,920      714
  Current portion of long-term debt             335      158      177
                                           --------- -------- --------
Total liabilities                             6,348    6,265       83
                                           --------- -------- --------

Long-term debt, less current portion             89       80        9
                                           --------- -------- --------
Total liabilities                             6,437    6,345       92


Total stockholders' equity                   37,716   39,016   (1,300)
                                           --------- -------- --------
Total liabilities and stockholders' equity  $44,153  $45,361  $(1,208)
                                           ========= ======== ========



                         DIGITAL IMPACT, INC.
  RECONCILIATION FROM GAAP NET LOSS TO PRO FORMA NET LOSS AND EBITDA
                      (in thousands) (unaudited)


                                 Three Months Ended  Six Months Ended
                                    September 30,      September 30,
                                 ------------------  -----------------
                                    2004     2003      2004     2003
                                 --------- --------  -------- --------

Net income (loss)                 $(2,015)    $108   $(2,899)   $(185)

Excluded for pro forma net income
 (loss):
  Amortization of purchased
   intangibles                         39       53        39      214
  Stock-based compensation            524       17       552       42
                                 --------- --------  -------- --------

  Pro forma net income (loss)     $(1,452)    $178   $(2,308)     $71

Excluded for EBITDA
  Other (income) and expense          (16)      66       (44)     120
  Depreciation and amortization     1,116    1,283     2,222    2,712
                                 --------- --------  -------- --------

  EBITDA                            $(352)  $1,527     $(130)  $2,903
                                 ========= ========  ======== ========

EBITDA Definition: Earnings before other income and expense, taxes, depreciation, amortization, and stock-based compensation.



    CONTACT: Digital Impact
             David Oppenheimer, 650-356-3400
             ir@digitalimpact.com
              or
             Kalt Rosen & Co.
             Howard Kalt, 415-397-2686
             kalt@krc-ir.com